Exhibit 99.2

MERCK & CO., INC.

OTHER FINANCIAL DISCLOSURES

FIRST QUARTER

2008

EQUITY INCOME FROM AFFILIATES (millions of dollars)

	1Q `08	1Q `07
MERCK / SCHERING-PLOUGH	$392.8	$347.2
ASTRAZENECA LP	131.1	211.9
Other (1)	128.2	93.5

TOTAL	$652.1	$652.6

(1)	Primarily reflects results for Merial Limited, Sanofi Pasteur-MSD and Johnson & JohnsonºMerck Consumer Pharmaceuticals.

JOINT VENTURE SALES DETAIL (millions of dollars)

All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	1Q `08	1Q `07
FRONTLINE, other fipronil	$341.6	$327.6
BIOLOGICALS	174.4	153.3
IVOMEC, HEARTGARD, other avermectins	146.1	137.4
Other Animal Health	71.5	59.4

TOTAL MERIAL SALES	$733.6	$677.7

Sanofi Pasteur-MSD	1Q `08	1Q `07
GARDASIL	$239.8	$30.2
VIRAL VACCINES	22.7	20.1
HEPATITIS VACCINES	18.0	16.7
Other Vaccines	130.9	127.8

TOTAL SANOFI PASTEUR-MSD SALES	$411.4	$194.8

Merck / Schering-Plough Collaboration	1Q `08	1Q `07
VYTORIN	$651.2	$623.8
ZETIA	581.7	544.0

TOTAL MERCK / SCHERING-PLOUGH SALES	$1,232.9	$1,167.8

OTHER (INCOME) EXPENSE, NET (millions of dollars)

	1Q `08	1Q `07
INTEREST INCOME	$(169.5)	$(181.7)
INTEREST EXPENSE	72.6	102.4
EXCHANGE LOSSES (GAINS)	12.6	(19.6)
MINORITY INTERESTS	31.9	30.6
Other, net (1)	(2,124.9)	(187.7)

TOTAL	$(2,177.3)	$(256.0)

(1)	Other, net in the first quarter of 2008 primarily reflects a gain of $2.2 billion related to a distribution from AstraZeneca LP.

MERCK & CO., INC.

OTHER FINANCIAL DISCLOSURES

FIRST QUARTER

2008

NET PRODUCT SALES DETAIL (millions of dollars)

	1Q `08 vs. 1Q `07
PRODUCT	TOTAL % CHG	TOTAL $	U.S. % CHG	U.S. $	Foreign % CHG	Foreign $
COZAAR / HYZAAR	6%	847	-2%	299	11%	548
FOSAMAX	-37%	470	-58%	202	3%	268
SINGULAIR	10%	1,104	1%	714	33%	389
Vaccines:
GARDASIL	7%	390	-6%	293	82%	97
ROTATEQ	*	190	*	179	*	11
ZOSTAVAX	72%	74	72%	73	N/A	—
OTHER VIRAL VACCINES (1)	-8%	226	-11%	202	25%	24
HEPATITIS VACCINES	-53%	34	-59%	25	-21%	9
OTHER VACCINES	-21%	73	-55%	29	65%	43
Other Reported Products:
ARCOXIA	16%	93	N/A	—	16%	93
CANCIDAS	11%	149	-22%	30	24%	119
COSOPT / TRUSOPT	8%	201	-3%	81	17%	121
CRIXIVAN / STOCRIN	-9%	75	-36%	4	-6%	72
EMEND	25%	60	12%	40	66%	19
INVANZ	33%	55	25%	28	43%	27
ISENTRESS	*	47	*	30	*	17
JANUVIA	*	272	*	228	*	44
JANUMET	*	58	*	55	*	4
MAXALT	13%	122	11%	79	17%	43
PRIMAXIN	3%	203	-16%	51	11%	152
PROPECIA	10%	105	1%	37	16%	68
PROSCAR	-32%	85	-88%	3	-17%	82
TIMOPTIC / TIMOPTIC XE	1%	29	-13%	2	2%	27
VASOTEC / VASERETIC	-21%	96	N/A	—	-21%	96
ZOCOR	-31%	179	-60%	28	-20%	151
ZOLINZA	72%	4	61%	4	N/A	—

*	100% or over

N/A - Not Applicable

(1)	- Includes ProQuad, M-M-R II and Varivax.

TOTAL SALES: VOLUME, PRICE, EXCHANGE

	1Q ‘08	% CHG	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$5,822	1%	-2	-2	4

U.S. ($ MM)	3,296	-6%	-6	—	N/A
Foreign ($ MM)	2,526	12%	5	-4	11